Jorden Burt Boros  Cicchetti  Berenson
& Johnson LLP
Suite 400E
1025 Thomas Jefferson Street, N.W.
Washington, D.C. 20007
(202) 965-8100

April 28, 1999

Great-West  Life &  Annuity  Insurance
Company
8515 East Orchard Road
Englewood, Colorado 80111

        RE:    Maxim Series Account
               Post-Effective
Amendment  No.  2 to the  Registration
Statement on Form N-4
               File Nos.  333-44839;
811-3249

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the Contracts described in the above-referenced registration statement. We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus filed today with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/  Jorden   Burt   Boros   Cicchetti
Berenson & Johnson LLP
Jorden Burt Boros  Cicchetti  Berenson
& Johnson LLP